Report on Assessment of Compliance with Applicable Servicing Criteria

1.

Argentic Services Company LP (“ASC”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the year ended December 31, 2025 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which ASC acted as special servicer involving commercial mortgage loans during the Reporting Period as listed on Appendix B hereto (the “Platform”);

2.

ASC has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”), to perform specific, limited or scripted activities, and ASC elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as permitted by the United States Securities and Exchange Commission Compliance and Disclosure Interpretation 200.06, Vendors Engaged by Servicers (formerly SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (Interpretation 17.06)) and as set forth in Appendix A hereto;

3.	Except as set forth in paragraph 4 below, ASC used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4.

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to ASC based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.	ASC has complied, in all material respects, with the applicable servicing criteria as of December 31, 2025 and for the Reporting Period with respect to the Platform taken as a whole;
6.

ASC has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2025 and for the Reporting Period with respect to the Platform taken as a whole;

7.

ASC has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2025 and for the Reporting Period with respect to the Platform taken as a whole; and

8.

A registered public accounting firm that is a member of the American Institute of Certified Public Accountants has issued an attestation report on ASC’s assessment of compliance with the applicable servicing criteria as of December 31, 2025 and for the Reporting Period.

Date: February 5, 2026

Argentic Services Company LP	Argentic Services Company LP

Name: Andrew Hundertmark	Name: Grace E. Bodemuller–Holst
Title: Authorized Signatory	Title: Authorized Signatory

ARGENTIC SERVICES COMPANY LP
740 EAST CAMPBELL ROAD, SUITE 600, RICHARDSON, TEXAS 75081, TEL. (469) 609-2000

APPENDIX A

SERVICING CRITERIA

APPENDIX A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Special Servicer
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.		X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X1
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

APPENDIX A

1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X2
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the mortgage loan pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X1
1122(d)(4)(v)	The Reporting Servicer’s records regarding the mortgage loans agree with the Reporting Servicer’s records with respect to an obligor’s unpaid principal balance.		X

APPENDIX A

1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.		X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loans, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

APPENDIX A

Footnotes:

X1 - Primary responsibility for processing borrower payments rests with the Master Servicer, however, Argentic Services Company LP (“ASC”) may from time to time receive payments on an exception basis which are forwarded to the Master Servicer in accordance with such criteria.

X2 - ASC performs the activities pertaining to this criteria, except for specific, limited activities performed by third party property managers related to REO Property, if any. ASC has elected to take responsibility for assessing compliance with these servicing criteria with respect to the activities of its third party property managers.

APPENDIX B

LIST OF TRANSACTIONS

[Attached]

APPENDIX B

1.	BANK 2018-BNK12, Commercial Mortgage Pass-Through Certificates, Series 2018-BNK12, Argentic Services Company LP as General Special Servicer
2.	BANK 2019-BNK22, Commercial Mortgage Pass-Through Certificates, Series 2019-BNK22, Argentic Services Company LP as General Special Servicer
3.	BBCMS Mortgage Trust 2022-C17, Commercial Mortgage Pass-Through Certificates, Series 2022-C17, Argentic Services Company LP as Special Servicer
4.	Benchmark 2019-B10 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B10, Argentic Services Company LP as Special Servicer
5.	Benchmark 2020-B16 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2020-B16, Argentic Services Company LP as Special Servicer
6.	Benchmark 2020-B20 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Argentic Services Company LP as Special Servicer
7.	Benchmark 2021-B26 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2021-B26, Argentic Services Company LP as General Special Servicer
8.	Benchmark 2023-B38 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2023-B38, Argentic Services Company LP as Pacific Design Center Special Servicer
9.	BPR Trust 2021-TY, Commercial Mortgage Pass-Through Certificates, Series 2021-TY, Argentic Services Company LP as Special Servicer
10.	BPR Trust 2021-WILL, Commercial Mortgage Pass-Through Certificates, Series 2021-WILL, Argentic Services Company LP as Special Servicer
11.	BPR Trust 2022-STAR, Commercial Mortgage Pass-Through Certificates, Series 2022-STAR, Argentic Services Company LP as Special Servicer
12.	BXP Trust 2017-CC, Commercial Mortgage Pass-Through Certificates, Series 2017-CC, Argentic Services Company LP as Special Servicer
13.	BX Trust 2021-MFM1, Commercial Mortgage Pass-Through Certificates, Series 2021-MFM1, Argentic Services Company LP as Special Servicer
14.	BX Trust 2021-NWM, Commercial Mortgage Pass-Through Certificates, Series 2021-NWM, Argentic Services Company LP as Special Servicer
15.	CD 2017-CD6 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-CD6, Argentic Services Company LP as Special Servicer

APPENDIX B

16.	CSAIL 2018-CX11 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2018-CX11, Argentic Services Company LP as Special Servicer
17.	CSAIL 2018-CX12 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2018-CX12, Argentic Services Company LP as Special Servicer
18.	CSMC 2021-GATE, Commercial Mortgage Pass-Through Certificates, Series 2021-GATE, Argentic Services Company LP as Special Servicer
19.	GS Mortgage Securities Trust 2019-GSA1, Commercial Mortgage Pass-Through Certificates, Series 2019-GSA1, Argentic Services Company LP as Special Servicer
20.	GS Mortgage Securities Trust 2021-GSA3, Commercial Mortgage Pass-Through Certificates, Series 2021-GSA3, Argentic Services Company LP as Special Servicer
21.	J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-CIBX, Commercial Mortgage Pass-Through Certificates, Series 2012-CIBX, Argentic Services Company LP as Special Servicer
22.	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C8, Commercial Mortgage Pass-Through Certificates, Series 2013-C8, Argentic Services Company LP as Special Servicer
23.	Morgan Stanley Capital I Trust 2017-H1, Commercial Mortgage Pass-Through Certificates, Series 2017-H1, Argentic Services Company LP as Special Servicer
24.	Morgan Stanley Capital I Trust 2017-HR2, Commercial Mortgage Pass-Through Certificates, Series 2017-HR2, Argentic Services Company LP as Special Servicer
25.	Morgan Stanley Capital I Trust 2018-H4, Commercial Mortgage Pass-Through Certificates, Series 2018-H4, Argentic Services Company LP as Special Servicer
26.	Morgan Stanley Capital I Trust 2019-H7, Commercial Mortgage Pass-Through Certificates, Series 2019-H7, Argentic Services Company LP as Special Servicer
27.	Morgan Stanley Capital I Trust 2020-L4, Commercial Mortgage Pass-Through Certificates, Series 2020-L4, Argentic Services Company LP as Special Servicer
28.	Morgan Stanley Capital I Trust 2021-L6, Commercial Mortgage Pass-Through Certificates, Series 2021-L6, Argentic Services Company LP as Special Servicer
29.	MSWF Commercial Mortgage Trust 2023-1, Commercial Mortgage Pass-Through Certificates, Series 2023-1, Argentic Services Company LP as Special Servicer
30.	MSWF Commercial Mortgage Trust 2023-2, Commercial Mortgage Pass-Through Certificates, Series 2023-2, Argentic Services Company LP as Special Servicer

APPENDIX B

31.	NJ Trust 2023-GSP, Commercial Mortgage-Pass-Through Certificates, Series 2023-GSP, Argentic Services Company LP as Special Servicer
32.	OPEN Trust 2023-AIR, Commercial Mortgage Pass-Through Certificates, Series 2023-AIR, Argentic Services Company LP as Special Servicer
33.	UBS Commercial Mortgage Trust 2018-C11, Commercial Mortgage Pass-Through Certificates, Series 2018-C11, Argentic Services Company LP as Special Servicer
34.	Wells Fargo Commercial Mortgage Trust 2017-C39, Commercial Mortgage Pass-Through Certificates, Series 2017-C39, Argentic Services Company LP as Special Servicer
35.	Wells Fargo Commercial Mortgage Trust 2017-C41, Commercial Mortgage Pass-Through Certificates, Series 2017-C41, Argentic Services Company LP as Special Servicer
36.	Wells Fargo Commercial Mortgage Trust 2017-RC1, Commercial Mortgage Pass-Through Certificates, Series 2017-RC1, Argentic Services Company LP as General Special Servicer
37.	Wells Fargo Commercial Mortgage Trust 2017-SMP, Commercial Mortgage Pass-Through Certificates, Series 2017-SMP, Argentic Services Company LP as Special Servicer
38.	Wells Fargo Commercial Mortgage Trust 2018-C46, Commercial Mortgage Pass-Through Certificates, Series 2018-C46, Argentic Services Company LP as Special Servicer
39.	Wells Fargo Commercial Mortgage Trust 2018-C48, Commercial Mortgage Pass-Through Certificates, Series 2018-C48, Argentic Services Company LP as Special Servicer
40.	Wells Fargo Commercial Mortgage Trust 2018-1745, Commercial Mortgage Pass-Through Certificates, Series 2018-1745, Argentic Services Company LP as Special Servicer
41.	Wells Fargo Commercial Mortgage Trust 2018-AUS, Commercial Mortgage Pass-Through Certificates, Series 2018-AUS, Argentic Services Company LP as Special Servicer
42.	Wells Fargo Commercial Mortgage Trust 2019-C52, Commercial Mortgage Pass-Through Certificates, Series 2019-C52, Argentic Services Company LP as Special Servicer
43.	Wells Fargo Commercial Mortgage Trust 2019-C54, Commercial Mortgage Pass-Through Certificates, Series 2019-C54, Argentic Services Company LP as Special Servicer
44.	Wells Fargo Commercial Mortgage Trust 2021-C59, Commercial Mortgage Pass-Through Certificates, Series 2021-C59, Argentic Services Company LP as Special Servicer

APPENDIX B

45.	Wells Fargo Commercial Mortgage Trust 2022-C62, Commercial Mortgage Pass-Through Certificates, Series 2022-C62, Argentic Services Company LP as Special Servicer
46.	Wells Fargo Commercial Mortgage Trust 2022-ONL, Commercial Mortgage Pass-Through Certificates, Series 2022-ONL, Argentic Services Company LP as Special Servicer
47.	ARES Trust 2024-IND2, Commercial Mortgage Pass-Through Certificates, Series 2024-IND2, Argentic Services Company LP as Special Servicer
48.	BBCMS Mortgage Trust 2024-5C29, Commercial Mortgage Pass-Through Certificates, Series 2024-5C29, Argentic Services Company LP as Special Servicer
49.	BBCMS Mortgage Trust 2024-C24, Commercial Mortgage Pass-Through Certificates, Series 2024-C24, Argentic Services Company LP as Special Servicer
50.	BMO 2024-5C4 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2024-5C4, Argentic Services Company LP as Special Servicer
51.	BMO 2024-C9 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2024-C9, Argentic Services Company LP as Special Servicer
52.	CSTL Commercial Mortgage Trust 2024-GATE, Commercial Mortgage Pass-Through Certificates, Series 2024-GATE, Argentic Services Company LP as Special Servicer
53.	GS Mortgage Securities Corporation Trust 2024-RVR, Commercial Mortgage Pass-Through Certificates, Series 2024-RVR, Argentic Services Company LP as Special Servicer
54.	INV 2024-IND Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2024-IND, Argentic Services Company LP as Special Servicer
55.	J.P. Morgan Chase Commercial Mortgage Securities Trust 2022-OPO, Commercial Mortgage Pass-Through Certificates, Series 2022-OPO, Argentic Services Company LP as Special Servicer
56.	LEX 2024-BBG Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Argentic Services Company LP as Special Servicer
57.	NXPT Commercial Mortgage Trust 2024-STOR, Commercial Mortgage Pass-Through Certificates, Series 2024-STOR, Argentic Services Company LP as Special Servicer
58.	WCORE Commercial Mortgage Trust 2024-CORE, Commercial Mortgage Pass-Through Certificates, Series 2024-CORE, Argentic Services Company LP as Special Servicer
59.	WFCM 2024-5C1, Commercial Mortgage Pass-Through Certificates, Series 2024-5C1, Argentic Services Company LP as Special Servicer
60.	Wells Fargo Commercial Mortgage Trust 2024-BPRC, Commercial Mortgage Pass-Through Certificates, Series 2024-BPRC, Argentic Services Company LP as Special Servicer

APPENDIX B

61.	Wells Fargo Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2024-C63, Argentic Services Company LP as General Special Servicer
62.	1345 Trust 2025-AOA, Commercial Mortgage Pass-Through Certificates, Series 2025-AOA, Argentic Services Company LP as Special Servicer
63.	BBCCRE Trust 2015-GTP, Commercial Mortgage Pass-Through Certificates, Series 2015-GTP, Argentic Services Company LP as Special Servicer
64.	BBCMS Mortgage Trust 2025-5C34, Commercial Mortgage Pass-Through Certificates, Series 2025-5C34, Argentic Services Company LP as Special Servicer
65.	BBCMS Mortgage Trust 2025-C32, Commercial Mortgage Pass-Through Certificates, Series 2025-C32, Argentic Services Company LP as Special Servicer
66.	BFLD Trust 2025-FPM, Commercial Mortgage Pass-Through Certificates, Series 2025-FPM, Argentic Services Company LP as Special Servicer
67.	BMO 2025-5C12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2025-5C12, Argentic Services Company LP as Special Servicer
68.	BPR Commercial Mortgage Trust 2025-STAR, Commercial Mortgage Pass-Through Certificates, Series 2025-STAR, Argentic Services Company LP as Special Servicer
69.	COMM 2013-CCRE9, Commercial Mortgage Pass-Through Certificates, Series 2013-CCRE9, Argentic Services Company LP as Special Servicer
70.	CSTL Commercial Mortgage Trust 2025-GATE2, Commercial Mortgage Pass-Through Certificates, Series 2025-GATE2, Argentic Services Company LP as Special Servicer
71.	DBC 2025-DBC Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Argentic Services Company LP as Special Servicer
72.	GS Mortgage Securities Corporation Trust 2025-800D, Commercial Mortgage Pass-Through Certificates, Series 2025-800D, Argentic Services Company LP as Special Servicer
73.	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Argentic Services Company LP as Special Servicer
74.	JPMDB Commercial Mortgage Securities Trust 2016-C2, Commercial Mortgage Pass-Through Certificates, Series 2016-C2, Argentic Services Company LP as Special Servicer
75.	Mortgage Stanley Bank of America Merrill Lynch Trust 2025-5C1, Commercial Mortgage Pass-Through Certificates, Series 2025-5C1, Argentic Services Company LP as Special Servicer

APPENDIX B

76.	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35, Commercial Mortgage Pass-Through Certificates, Series 2025-C35, Argentic Services Company LP as Special Servicer
77.	NYC Commercial Mortgage Trust 2025-28L, Commercial Mortgage Pass-Through Certificates, Series 2025-28L, Argentic Services Company LP as Special Servicer
78.	SCG Commercial Mortgage Trust 2025-DLFN, Commercial Mortgage Pass-Through Certificates, Series 2025-DLFN, Argentic Services Company LP as Special Servicer
79.	SKY1 Trust 2025-LINE, Commercial Mortgage Pass-Through Certificates, Series 2025-LINE, Argentic Services Company LP as Special Servicer
80.	WEST Trust 2025-ROSE, Commercial Mortgage Pass-Through Certificates, Series 2025-ROSE, Argentic Services Company LP as Special Servicer
81.	Wells Fargo Commercial Mortgage Trust 2016-NXS6, Commercial Mortgage Pass-Through Certificates, Series 2016-NXS6, Argentic Services Company LP as Special Servicer
82.	Wells Fargo Commercial Mortgage Trust 2025-5C3, Commercial Mortgage Pass Through Certificates, Series 2025-5C3, Argentic Services Company LP as Special Servicer
83.	Wells Fargo Commercial Mortgage Trust 2025-5C5, Commercial Mortgage Pass-Through Certificates, Series 2025-5C5, Argentic Services Company LP as Special Servicer
84.	Wells Fargo Commercial Mortgage Trust 2025-C65, Commercial Mortgage Pass-Through Certificates, Series 2025-C65, Argentic Services Company LP as Special Servicer
85.	AREIT 2021-CRE5 Ltd, Argentic Services Company LP as Special Servicer
86.	AREIT 2022-CRE6 Ltd, Argentic Services Company LP as Special Servicer
87.	AREIT 2022-CRE7 LLC, Argentic Services Company LP as Special Servicer
88.	AREIT 2023-CRE8 Ltd., Argentic Services Company LP as Special Servicer
89.	AREIT 2024-CRE9 Ltd, Argentic Services Company LP as Special Servicer
90.	AREIT 2025-CRE10 Ltd, Argentic Services Company LP as Special Servicer
91.	AREIT 2025-CRE11 Ltd, Argentic Services Company LP as Special Servicer